BlackRock Funds:
Pennsylvania Municipal
Money Market

File Number:
CIK Number:

For the
Period Ended:
09/30/08

Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period October 1, 2007 through September 30, 2008.

                         SALES (IN THOUSANDS)
TRANSACTION    FACE      SECURITY                   DUE
DATE          AMOUNT     DESCRIPTION      RATE      DATE

11/01/07      $5,000     PA EDA          3.53      12/01/36
                         PA-1282

11/01/07      $19,225    PENN ST H/E      3.54      01/01/24
                         FAC  MT-042

11/02/07      $10,835    PENNSYLVANIA     3.34      04/01/34
                         HSG FIN AGY

12/03/07      $10,295    PHILADELPHIA     3.47      04/15/24
                         PA REDEV
                         SPEARS DB1